UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported):  March 6, 2006

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

005-79752	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2006, The Tube Media Corp. (the “Company”) entered into an amendment (the “Amendment”) to the employment agreement, dated July 2003 (the “Employment Agreement”), by and between the Company and Les Garland (“Garland”), pursuant to which Garland has served as the chief operating officer of The Tube Music Network, Inc. (“The Tube”), the wholly-owned music television subsidiary of the Company. The Amendment provides that Garland will be employed as the chief executive officer of The Tube and report directly to the board of directors of the Company. The Amendment extends the term of the Employment Agreement for two additional years beginning March 6, 2006. Pursuant to the terms of the Amendment, Garland is entitled to receive from the Company, as a bonus, cash in the amount of $25,000 on or prior to June 1, 2006 and an additional bonus of cash in the amount of $25,000 on or prior to December 1, 2006. The Amendment increased Garland’s annual base salary to $450,000 effective July 1, 2005. In addition, on January 1, 2007 and January 1, 2008, Garland’s annual base salary will be increased to $550,000 and $650,000, respectively. Garland will also be entitled to receive an automobile allowance of $1500 per month. The Amendment also extended the severance period of the Employment Agreement from 12 months to 24 months, during which time Garland is entitled to receive monthly installments in an amount equal to one-twelfth of his base salary at the time of termination.

Pursuant to the terms of the Amendment, Garland is entitled to additional bonus compensation that is payable (i) within 90 days, but no less often than quarterly, from the date the Company receives the income and revenues upon which such additional bonus compensation is based, and (ii) within 90 days from the end of the Company’s fiscal year. The additional bonus compensation is calculated as follows: beginning May 1, 2006 and continuing for two years after Garland is no longer employed by the Company or The Tube, Garland will receive a bonus equal to (i) four percent of all advertising and merchandising revenues, net of any advertising agency commissions, collected by the Company or The Tube; and (ii) four percent of EBITDA, based on the Company’s consolidated revenues. The terms of the Amendment also provide that Garland will earn performance bonuses as follows: (i) when The Tube’s revenues first equal or exceed its expenses for six consecutive months, the Company will pay Garland $500,000; (ii) when The Tube’s annual profits first equal or exceed $2,500,000, the Company will pay Garland $500,000; and (iii) when The Tube’s annual profits first equal or exceed $5,000,000, the Company will pay Garland $500,000.

The Amendment also provides that Garland will have the right to purchase shares of the Company’s common stock from another officer of the Company at a price below market value; provided, that Garland agrees to be bound by the future sales restrictions of the Securities and Exchange Commission. The Company agreed to register all shares of common stock of the Company owned by Garland within 120 days of March 6, 2006, and to pay for all costs related to such registration of shares.

Pursuant to the terms of the Amendment, the Company agreed to use its best efforts to obtain and maintain directors and officers’ liability insurance during the term of Garland’s employment. The Company also agreed to bring all accounts payable for The Tube current immediately, and to remain current on all expense reimbursements and other monies owed to Garland.

The foregoing brief summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

    (c) Exhibits.

10.1	Amendment to Employment Agreement, dated as of March 6, 2006, by and between The Tube Media Corp. and Les Garland.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2006	THE TUBE MEDIA CORP.

	By:	/s/ John W. Poling
Name: John W. Poling
Title: Chief Financial Officer